EXHIBIT 10.2


THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE NOTE AND THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THIS NOTE AND THE SHARES OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

                                 RXBAZAAR, INC.


                      10% UNSECURED CONVERTIBLE BRIDGE NOTE


$________.                                       ___________,2003



     FOR VALUE RECEIVED, the undersigned RxBAZAAR, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________ (the "Holder"), the principal sum of ___________ Thousand ($_00,000) Dollars in United States funds, together with interest thereon, at such rates and such times as are hereinafter specified.

     This Note is one of duly authorized issue of 10% Unsecured Convertible Bridge Notes (the "Notes") of the Company in an aggregate principal amount of up to $3,300,000 issued in a private placement as part of a Unit, being one of a duly authorized issue of up to 33 Units of the Company. Each Unit consists of a
Note in principal amount of $100,000 and a warrant (the "Warrant") to purchase 10,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"). This Note was immediately detachable from the Unit and separately transferable therefrom. The Units were purchased pursuant to a Subscription Agreement, dated __, 2003, between the Company and the initial Holder hereof.

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. INTEREST AND PRINCIPAL

         1.01 Interest. This Note shall bear interest on the outstanding principal amount of this Note at the rate of ten percent (10%) per annum, payable monthly in cash. Interest shall accrue from the date of issuance and shall be paid on the first business day of each month, commencing June 1, 2003 and continuing until the entire principal amount is paid or otherwise satisfied in full.

         1.02 Principal Payment. The entire outstanding principal amount, together with any accrued and unpaid interest, shall be due and payable on April __, 2004 (the "Maturity Date").

    2. PREPAYMENT OF THE NOTE

         2.01 Prepayment. The Company shall prepay the outstanding principal amount, together with any accrued and unpaid interest, on the ninetieth (90th) day following the closing date of a private placement or firm commitment underwritten public offering of the Company's securities in which the gross proceeds are at least $6,000,000 (the "Mandatory Prepayment"). In addition, the Company may, at its sole discretion, prepay at any time all or from time to time any part of the outstanding principal amount, together with any accrued and unpaid interest on the principal amount being repaid.

         2.02 Notice. In the event of any prepayment of this Note pursuant to
Section 2.01 hereof, the Company shall give written notice to the Holder setting forth the amount of principal hereof to be prepaid, the prepayment date (the "Prepayment Date") and the right of the Holder to convert any portion of this Note at any time prior to the Prepayment Date. The foregoing notice must be given at least ten (10) days prior to the Prepayment Date. Should the public offering not be consummated, the Mandatory Payment shall not be effective and this Note shall remain in effect as to the principal amount then outstanding, and the Company shall give written notice to the Holder of cancellation of such Mandatory Prepayment.

         2.03 Allocation Among Holders. If less than the entire principal amount of all Notes at the time outstanding shall be called for prepayment at any time, the Company will allocate the principal amount so called for prepayment among the holders of all Notes in proportion, as nearly as may be, to the aggregate principal amount of Notes then held by the respective holders thereof. In any such allocation (i) the Company may, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any holders, as may be necessary to the end that the principal amount so allocated shall be in each instance an integral multiple of $1,000 and
(ii) the Company shall not be required to allocate any amount to any holder to which the amount allocable on the basis of the exact proportion would be less than $1,000.

         2.04 Prepayment of Portion of Note. Upon any prepayment of a portion of the principal amount of this Note, the Holder, at his option, (i) may require the Company to execute and deliver at the expense of the Company a new Note dated as of the date to which interest on this Note has been paid, and payable to such person or persons as may be designated by the Holder, for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note and payment of applicable transfer taxes, if any, or (ii) may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

         2.05 Note to Become Due on Date Called for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, then this Note or such portion shall become due and payable on the Prepayment Date stated in such notice and shall cease to bear interest on and after such Date, unless, upon presentation, the Company shall fail to prepay this Note then outstanding or such portion, as the case may be.


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


    3. CONVERSION

         3.01 Right to Convert. Subject to and upon compliance with the provisions hereof, the Holder shall have the right, at the Holder's option, at any time after issuance of the Note and prior to the Maturity Date, to convert all or any portion of the principal of this Note into shares of Common Stock (the "Conversion Shares") at a price of $2.50 per share, subject to adjustment pursuant to the further provisions of Section 4 hereof (the "Conversion Price"). Upon any conversion of this Note, no payment or adjustment will be made for interest hereon for the principal amount being covered.

         3.02 Exercise of Conversion Privilege. (a) In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at its principal office, accompanied by a written notice to the Company that the Holder elects to convert this Note, or if less than the entire unpaid principal amount hereof is to be converted, the portion hereof to be converted, and, if requested by the Company, accompanied by a duly executed certificate of transfer. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Conversion Shares shall be issued. As soon as practicable after the receipt of such documents, the Company shall issue and deliver at the address of the Holder, or on his written order, to a third party, a certificate or certificates for the number of full shares of Conversion Shares issuable upon conversion of this Note or portion thereof. Such conversion shall be deemed made immediately prior to the close of business on the date on which the documents deliverable upon conversion of this Note are delivered to the Company. At such time the rights of the Holder as such Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Shares shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of Record of the shares of Conversion Shares represented thereby. "Holder(s) of Record" shall mean in connection with any Note the payee thereof unless a subsequent holder shall have presented to the Company such Note, duly assigned to him and delivered to the Company with a written notice of his acquisition of the Note and designated in writing an address to which payments and notices in respect of the Note shall be mailed, in which case the term shall mean the subsequent holder.

         (b) In case this Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder a new Note or Notes of authorized denomination in aggregate principal amount equal to the unconverted portion of the principal amount thereof.

         3.03 Conversion upon the Event of a Corporate Transaction. Not less than five (5) days prior to the proposed closing of a Corporate Transaction (as defined below), the Company shall notify the Holder of the proposed closing, the Conversion Price and what the Holder would receive on the conversion date for the conversion. The Note shall be cancelled and deemed paid in full as of the date on which the conversion of the Note occurs prior to the Corporate Transaction date. If the proposed Corporate Transaction is not consummated, the conversion related to such event shall not be effective, and this Note shall be subject to conversion upon a subsequent Corporate Transaction. "Corporate Transaction" shall mean any instance that the Company is a party to a consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving corporation or in which the holders of the Company's voting securities immediately prior to such transaction do not own a majority of the voting securities of the surviving corporation immediately after


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


the transaction, or the sale by the Company of all or substantially all of its assets to another entity.

         3.04 Fractional Shares. If conversion of this Note would result in the issuance of a fractional share or unit to the Holder, a fractional share or unit shall not be issued, and instead, the Company shall pay to the Holder in cash an amount equal to the value of such fractional interest.

     4. ANTI-DILUTION

         4.01 Stock Splits or Combinations. If the Company shall at any time prior to the expiration of this Note subdivide its outstanding Common Stock, by stock split or otherwise, or combine its outstanding Common Stock (including a reverse split), or issue additional shares of its Common Stock in payment of a stock dividend in respect of its Common Stock, the Conversion Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Conversion Price then applicable to shares covered by the unexercised portion of this Note shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         4.02 Reclassification or Reorganization. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend covered by Section 4.01 hereof), at any time prior to the expiration of this Note, then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right prior to the expiration of this Note to purchase, at a total price not to exceed that amount payable upon the conversion of the unconverted portion of this Note, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, or change, by a holder of the number of shares of Common Stock of the Company which might have been received by the Holder upon conversion immediately prior to such reclassification, reorganization or change, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Note to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Conversion Price and of the number of Conversion Shares purchasable upon conversion of this Note) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon conversion hereof.

         4.03 Merger. In case of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, upon any such consolidation, merger, sale or conveyance and the surviving entity is a publicly traded company, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall assume the obligations of the Company hereunder in writing. In the case of any such consolidation, merger or sale or conveyance, the Holder shall have the right until the Maturity Date upon payment of the Conversion Price in effect immediately prior to such action, to receive the kind and amount of shares and other securities and/or property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance


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


had this Note been converted immediately prior to such action, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         4.04 Non-Public Successor. In case of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, upon any such consolidation, merger, sale or conveyance and the surviving entity is a non-publicly traded company, the Company agrees that a condition of such transaction will be that the Company shall mail to the Holder at the earliest applicable time (and, in any event not less than ten (10) days before any record date for determining the persons entitled to receive the consideration payable in such transaction) written notice of such record date. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price of and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of this Note. Upon the closing of the transaction referenced in the foregoing notice, this Note, to the extent then unconverted, shall terminate.

    5. PAYMENTS

         5.01 Delivery of Payment. All payments made hereunder shall be made by check mailed first class, postage paid to the Holder at the address set forth next to the Holder's signature in the Subscription Agreement or to such other address as the Holder may from time to time designate in writing to the Company pursuant to the Subscription Agreement. Such payments shall be accompanied by a notice setting forth in reasonable detail (i) the amount of interest and principal being paid and (ii) the remaining principal amount, if any. If any payment is required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Needham, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

         5.02 Withholding. If any part of the principal or interest payable to the Holder under this Note shall be subject to withholding under U.S. federal or state tax laws and regulations, the Company shall satisfy its payment obligations under this Section 5 with respect to any such amount by withholding and paying over to the Internal Revenue Service or such other taxing authority, from any sums payable to Holder under this Note, any and all amounts required by law to be so withheld.

    6. DEFAULTS AND REMEDIES

         6.01 Events of Default. "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


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


              (i) default in the payment of any interest upon any of the Notes for a period of five (5) Business Days after it becomes due and payable; or

              (ii) default in the payment of the principal of any of the Notes at its Maturity; or

              (iii) default in the performance, or breach, of any covenant of the Company in this Note (other than the breach of a covenant or warranty or the default in performance which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of ten (10) Business Days after there has been given, by registered or certified mail, to the Company by the Holders of at least 51% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (iv) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

              (v) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

              (vi) the Company shall be in default in the payment of in excess of $1,000,000 of money borrowed in any one transaction or pursuant to any one agreement, the lender thereof shall have exercised its rights to declare said sum due and payable and such default shall not have been cured or contested in good faith for a period of sixty (60) days after such declaration; or

              (vii) the Company shall have entered against it a final judgment by a court having jurisdiction which, if satisfied and not appealed or overturned within sixty (60) days after such judgement, would have a material adverse effect on the financial condition of the Company.

then and in each and every case, unless the principal of all of the Notes shall have already become due and payable, the holders of not less than 51% in aggregate principal amount of the Notes at the time outstanding may by notice in writing to the Company declare the unpaid balance of all the Notes to be forthwith due and payable, and thereupon such balance, including the principal of the Notes and accrued interest thereon, shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

         6.02 Enforcement of Remedies. In case any one or more of the Events of Default specified in Section 6.01 shall have occurred and be continuing, and the Note be declared to be due and payable pursuant to the last clause of Section
6.01 hereof, the Holder may proceed to protect and enforce his rights either by suit in equity or by action at law, for the specific performance of any covenant or provision contained herein, or proceed to enforce payment of such Note or to enforce any other legal or equitable right of the Holder of such Note; provided, however, that, except for enforcement of the payment of principal or interest on the Notes, such Holder shall be a Holder of Record of, or shall be joined in such proceeding by other Holders of Record who together with him hold at least 51% in aggregate principal amount of all Notes at the time outstanding.

         6.03 Notice to Holders of Record. If any Holder of a Note shall demand payment thereof or take any other action of which the Company shall have actual knowledge in respect of an alleged default or Event of Default, the Company will forth with give written, notice, specifying such action and nature of the alleged default or Event of Default, to each Holder of Record of the Notes then outstanding.

         6.04 Waiver by Company. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision might be applicable to any sale made under the judgment, order or decree of any court or otherwise, based on the Notes or any claim for interest on the Notes or any foreclosure thereunder.

         6.05 Cost and Expense of Collection. The Company covenants and agrees that if default be made in any payment or prepayment of principal of, or interest on, the Notes, it will, to the extent permitted under applicable law, pay to the holder or holders of the Notes such further amount as shall be sufficient to cover the cost or expense of collection, including reasonable compensation to the attorneys of the Holder for all services rendered in that connection.

     7. SUBORDINATION. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal, interest and reasonable and customary charges and expenses arising out of or relating to all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, and indebtedness thereto for any related costs, expenses and indemnities. This
Section 7 is and is intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing herein shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof and interest thereon, in accordance with the terms hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise


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


permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness.

     8. USURY. It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law, this
Section 8 shall govern as to such terms or provisions, and this Note shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

     9. MISCELLANEOUS

         9.01 Waiver of Presentment, Etc. The Company hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Holder in respect to the time of payment or any other provision of this Note.

         9.02 Holder as Deemed Owner. The Company may deem and treat the Holder of Record hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company) for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes, and the Company shall not be affected by notice to the contrary. The Company will act as registrar for the Notes and any transfers of Notes may be made through the Company in such capacity.

         9.03 Restriction on Transfer. This Note has not been registered under the securities laws of the United States of America or any state thereof. This Note has been acquired for investment purposes and no interest in this Note or in the Conversion Shares may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration and qualification of this Note or such Conversion Shares under applicable federal and state securities laws or an opinion of counsel of the Company reasonably satisfactory to the Company that such registration and qualification are not required.

         9.04 Corporate Obligation. It is expressly understood that this Note is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer or director, as such, are hereby expressly


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


waived and released by the holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

         9.05 Amendments and Waivers. No course of dealing between the Company and any Holder of Record and no delay on the part of any Holder of Record in exercising any rights under the Notes shall operate as a waiver of the rights of the Holder. No covenant or other provision of the Notes nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision or default or Event of Default. Any provision of the Notes to the contrary notwithstanding, changes in or additions to the Notes may be made, and compliance with any term, covenant, condition or provision set forth in the Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Holders of Record of at least 51% in aggregate principal amount of all Notes at the time outstanding; provided, however, that (i) the Company shall deliver copies of the form of such consent or consents to any Holder of Record who did not execute the same; (ii) no such consent shall be effective to reduce the principal of or rate of interest payable on any Notes, or to postpone the Maturity Date, or any installment of interest thereon, without the consent of the Holder of Record of each Note so affected; (iii) no such consent shall be effective to change the percentage of principal amount of the Notes, the consent of the holders of which is required under this Section 9.05, without the consent of the Holders of Record of all Notes at the time outstanding; and (iv) no such consent shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any consent may be given subject to satisfaction of conditions stated therein.

         9.06 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

         9.07 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.



                                       RxBAZAAR, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


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